POWER OF ATTORNEY


     We, the undersigned directors of Questar Pipeline Company, hereby severally constitute A. J. Marushack and S. E. Parks, and each of them acting alone, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, the Annual Report on Form 10-K for 1995 and any and all amendments to be filed with the Securities and Exchange Commission by Questar Pipeline Company, hereby ratifying and confirming our signatures as they may be signed by the attorneys appointed herein to the Annual Report on Form 10-K for 1995 and any and all amendments to such Report.

     Witness our hands on the respective dates set forth below.


     Signature                         Title               Date


 /s/ R. D. Cash                 Chairman of the Board     2-13-96
R. D. Cash



 /s/ A. J. Marushack                President & Chief     2-13-96
A. J. Marushack                     Executive Officer
                                         Director


 /s/ W. F. Edwards                      Director           2-13-96
W. F. Edwards



 /s/ U. E. Garrison                      Director         2-13-96
U. E. Garrison




 /s/ Neal A. Maxwell                    Director           2-13-96
Neal A. Maxwell




 /s/ Mary Mead                          Director          2-13-96
Mary Mead